SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 31, 2007

TECHNEST HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27023	88-0357272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10411 Motor City Drive, Suite 650, Bethesda, MD 20817

 (Address of principal executive offices) (Zip Code)

10411 Motor City Drive, Suite 650, Bethesda, MD 20817

 (Mailing Address)

(301) 767-2810
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On August 31, 2007, Technest Holdings, Inc. (the “Company” or “Technest”) entered into a Release Agreement with Southridge Partners, LP, a Delaware limited partnership (“Southridge”), a current stockholder of the Company, pursuant to which the parties agreed, among other things, to the following:

Termination of Certain Sections of Stockholder Agreement and of License Agreement. Technest and Markland Technologies, Inc. (“Markland”) were parties to a Stockholder Agreement, dated March 13, 2006 (the “Stockholder Agreement”), and a License Agreement dated March 13, 2006 (the “License Agreement”).  Pursuant to an Assignment and Assumption Agreement dated as of August 30, 2007 between Markland and Southridge, Markland assigned all of its rights in the Stockholder Agreement and the License Agreement to Southridge. As part of the Release Agreement, Southridge and Technest agreed to (a) terminate the obligations set forth in Section 1 of the Stockholder Agreement that restrict the ability of Technest to issue equity securities, convertible debt or derivative securities, (b) terminate the obligations set forth in Section 5 of the Stockholder Agreement relating to a right of co-sale and (c) terminate the License Agreement in its entirety.  All rights, title and interest in the intellectual property that were subject to the License Agreement revert back to Technest and its subsidiaries.

Voting Agreement. Southridge agreed that it will vote all shares of Technest Common Stock owned by it and to cause its Affiliates that own shares of Technest Common Stock or Technest Preferred Stock to vote all of their shares, in favor of certain transactions entered into by September 10, 2007 that are approved and recommended by a majority of the directors of Technest under certain conditions.

Board Representation. The Board of Directors of Technest agreed to increase the size of the board from five to six and fix the number of directors of Technest at six and to elect two reasonably qualified individuals representing Southridge to fill the newly created directorships in accordance with Technest’s Bylaws.

Other Terms.  Until March 31, 2008 or upon the satisfaction of certain conditions, whichever is earlier, Technest agreed that it would refrain from (a) issuing any shares of its Common Stock or securities convertible into its Common Stock, other than (i) shares to be issued in certain permissible offerings; (ii) certain shares already awarded under Technest’s 2006 Stock Award Plan, and (iii) 250,000 shares to be issued under the 2006 Stock Award Plan; or (b) entering into any transaction with its officers, directors, stockholders or any of their Affiliates, except for transactions that are in the ordinary course of Technest’s business, upon fair and reasonable terms that are no less favorable to Technest than would be obtained in an arm’s length transaction with a non-Affiliated person or entity.

The above description summarizes the material terms of the Release Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. For further information on the Release Agreement, please refer to Exhibit 10.1.

ITEM 1.02               Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.02               Unregistered Sales of Equity Securities

As consideration for the Release Agreement, Technest agreed to issue Southridge 3,000,000 shares of Technest Common Stock, $0.001 par value per share. The issuance of these securities was not registered under the Securities Act of 1933, as amended, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Release Agreement dated August 31, 2007 between Technest Holdings, Inc. and Southridge Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHNEST HOLDINGS, INC.

By:	/s/ Gino M. Pereira
Gino M. Pereira Chief Financial Officer

Date:  September 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Release Agreement dated August 31, 2007 between Technest Holdings, Inc. and Southridge Partners, LP. Filed herewith.